UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                January 25, 2011
                Date of Report (Date of earliest event reported)


                                  SUNERGY, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52767
                            (Commission File Number)

                                      N/A
                       (IRS Employer Identification No.)

      14362 N. Frank Lloyd Wright Blvd., Suite 1000, Scottsdale, AZ 85260
             (Address of principal executive offices and Zip Code)

                                  480.477.5810
               Registrant's telephone number, including area code

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Between January 25 2011 and April 26, 2011 we received proceeds of $687,750 from various financing activities through a combination of private placement equity and short term debt. This is in addition to the $321,688 disclosed in the Company's 8-K filed on February 4, 2011 for a total of $1,009,438.00

We raised equity of $477,750 through the issuance of 136,842,857 units on May 20, 2011 consisting of common shares and common share purchase warrants as follows:

     * 1,200,000 units to one U.S. investor priced at $0.0025 per unit consisting of an equivalent number of common shares and warrants with each warrant to purchase one common share at $0.005 per share exercisable for one year.

     * 35,642,857 units to eighteen U.S. investors priced at $0.0035 per unit consisting of an equivalent number of common shares and warrants with each warrant to purchase one common share at $0.006 per share exercisable for one year.

     * 100,000,000 units to three U.S. investors priced at $0.0035 per unit consisting of an equivalent number of common shares and warrants with each warrant to purchase one common share at $0.007 per share exercisable for one year. These units also include incentive warrants that provide for the issuance of an additional warrant per initial warrant exercised, provided the initial warrants are exercised on or before the 7th month. After the 7th month, investors will be instead entitled to a fractional incentive warrant calculated on a diminishing scale as follows: if the initial warrant is exercised in the 8th month, 80% warrant coverage; if exercised in the 9th month, 70% warrant coverage; if exercised in the 10th month, 60% warrant coverage; if exercised in the 11th month, 50% warrant coverage; if exercised in the 12th month, 40% warrant coverage. All whole incentive warrants will be exercisable for a period of 1 year at a 30% discount from the then current market price based on the average closing bid for the five trading days prior to the exercise date.

In addition to the above equity investments, between January 25, 2011 and February 28, 2011, we and our wholly owned subsidiary, Allied Mining and Supply, LLC, as guarantor and borrower, respectively entered into Commercial Finance Agreement with four U.S. persons pursuant to which we issued 10,500,000 units consisting of an equivalent number of common shares and an equivalent number of share purchase warrants with each warrant to purchase one common share, exercisable for 1 year at a purchase price of $0.005. These units were issued on May 20, 2011 as an inducement for the provision of loan financing in the aggregate amount of $120,000 with a fixed interest charge.. Repayments of $150,000 in the aggregate must be made in four equal installments to each lender beginning on the 120th day following the date of the applicable agreement through the 7 succeeding months. In addition to the fixed interest charge, aggregate penalties of $1,250 per day shall be payable to the investors for as long as we are in default of any applicable payment installment.

Finally between April 5, 2011 and March 30, 2011 we and our wholly owned subsidiary Allied Mining and Supply, LLC, as guarantor and borrower, respectively, entered into Commercial Short Term Loan Agreements with four U.S. persons and one non-U.S. person for aggregate loan financing of $90,000. Repayments of $112,500 in the aggregate must be made to the lenders within 90 days following the date of the applicable agreement. Late fees of $100 per day will be payable to each investor for each day that their respective loan is in arrears. As an inducement to the investors entering into the loan agreements, on May 20, 2011 we issued an aggregate of 3,700,000 units consisting of an equivalent number of common shares and an equivalent number of share purchase warrants with each warrant to purchase one common share, exercisable for 1 year. Of the 3,700,000 warrants, 2,500,000 are exercisable at a purchase price of $0.005 per share and 1,200,000 are exercisable at $0.0075 per share. In the event that we are in default of payment in respect of any loan agreement, each applicable lender shall have the right to take up collateral of 5,000,000 of our

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
common shares and an equivalent number of warrants with each warrant to purchase an additional common share in full satisfaction of their loan. The warrants shall be exercisable for 1 year at $0.0075 per share. The 5 commercial loans may therefore result in the issuance of 20,000,000 of our common shares and an equivalent number of warrants to purchase 20,000,000 common shares.

Of the above described issuances, 600,000 units were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The balance of the 148,842,852 units were issued to 26 U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

The equity and debt financing received by us and our wholly owned subsidiary Allied Mining and Supply, LLC, will serve to recoup working capital used for the purchase and implementation of 3 custom built commercial dredges commissioned by Allied Mining in late 2010, and toward the continued execution and expansion of the Company's development operations in West Africa.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1    Form of Commercial Finance Agreement

10.2    Form of Commercial Short Term Loan Agreement

10.3    Form of Accredited Investor Unit Subscription Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.


/s/ Bryan Miller
-----------------------------------
Bryan Miller
President and Director

Dated: May 20, 2011


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